Exhibit 99.1

Caesars Entertainment and VICI Properties Enter Into $400 Million Mortgage

September 18, 2020

RENO, Nev. and LAS VEGAS, Sept. 18, 2020 /PRNewswire/ – Caesars Entertainment, Inc., (NASDAQ: CZR) (“Caesars,” or “Caesars Entertainment”) announced today its subsidiary’s entry into a $400 million mortgage with a subsidiary of VICI Properties Inc. (NYSE: VICI) (“VICI Properties” or “VICI”) that is secured by the CAESARS FORUM Conference Center in Las Vegas, in accordance with the previously announced letter of intent (the “LOI”) entered into on June 15, 2020. The five-year mortgage will initially bear interest at a rate of 7.7% and will be pre-payable beginning in year three, subject to certain conditions (and may be prepaid earlier in the case that VICI acquires the CAESARS FORUM Conference Center, subject to VICI’s consent).

In accordance with the LOI and concurrently with the entry into the mortgage, Caesars and VICI amended and restated the Amended and Restated Put-Call Right Agreement previously in place between Caesars Entertainment Corporation and affiliates of VICI, with certain modifications, including VICI’s call option accelerating to 2025.

Additionally, Caesars and VICI have waived the conditionality of the consummation of the mortgage transaction on the consummation of the previously disclosed, potential sale by Caesars to VICI of approximately 23 acres of land in the vicinity of, or adjacent to, The LINQ Hotel + Experience, Bally’s Las Vegas, Paris Las Vegas and Planet Hollywood Resort & Casino gaming facilities (the “Eastside Land”) as initially contemplated by the LOI. The parties continue to evaluate the potential transaction involving the Eastside Land.

About Caesars Entertainment, Inc.

Caesars Entertainment is the largest casino-entertainment company in the U.S. and one of the world’s most diversified casino-entertainment providers. Since its beginning in Reno, Nevada, in 1937, Caesars Entertainment has grown through development of new resorts, expansions and acquisitions. Caesars Entertainment’s resorts operate primarily under the Caesars®, Harrah’s®, Horseshoe® and Eldorado® brand names. Caesars Entertainment offers diversified amenities and one-of-a-kind destinations, with a focus on building loyalty and value with its guests through a unique combination of impeccable service, operational excellence and technology leadership. Caesars Entertainment is committed to its employees, suppliers, communities and the environment through its PEOPLE PLANET PLAY framework. For more information, please visit www.caesars.com/corporate.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by Caesars’ use of the words “continue,” “may,” “will,” and similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond Caesars’ control and could materially affect actual results, performance, or achievements. These forward-looking statements include, without limitation the effects of any recently completed and pending transactions on us, including the post-transaction impact on Caesars’ financial condition, financial and operating results, cash flows, strategy and plans, and the possibility that the potential sale of the Eastside Land may not be completed on the contemplated terms or at all, or that completion of the Eastside Land sale may be unduly delayed.

Although Caesars believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Caesars cannot assure you that the assumptions upon which these statements are based will prove to have been correct. Important risk factors that may affect Caesars’ business, results of operations and financial position are detailed from time to time in Caesars’ filings with the Securities and Exchange Commission. Caesars does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law.

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Contacts:

Investor Relations: Brian Agnew, bagnew@caesars.com; Charise Crumbley, ccrumbley@caesars.com, 800-318-0047

Media Relations: Celena Haas-Stacey, chaas@caesars.com

Source: Caesars Entertainment, Inc.